Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS — DELOITTE & TOUCHE

We consent to the use in this Registration Statement of Marconi Corporation plc on Form F-1 of our report dated June 25, 2003, relating to the consolidated financial statements appearing elsewhere in this Registration Statement.

We also consent to the reference to us under the heading “Experts” in this Registration Statement.

/s/ DELOITTE & TOUCHE

London, United Kingdom
June 27, 2003